Exhibit 21.1

SUBSIDIARIES OF THE EDELMAN FINANCIAL GROUP INC.

Subsidiary	State of Organization	Percentage Ownership		Names Under Which Subsidiary Does Business

Sanders Morris Harris Inc.	Texas	100%		Sanders Morris Harris
				SMH Asset & Wealth Management
				SMH Partners
				Kissinger Financial Services
				Concept Capital
SMH Capital Advisors, Inc.	Texas	100%		Cummer/Moyers Capital Advisors
The Edelman Financial Center, LLC	Delaware	76%
Edelman Business Services, LLC	Delaware	100%	(1)
Edelman Financial Services, LLC	Delaware	100%	(1)
Leonetti & Associates, LLC	Illinois	50.1%
The Rikoon Group, LLC	Delaware	80%
The Dickenson Group, LLC	Ohio	50.1%
Miller-Green Financial Services, Inc.	Texas	100%
HWG Insurance Agency, Inc.	Texas	100%	(2)
SMM Corporate Management, LLC	Delaware	99%	(2)
SOF Management, LLC	Delaware	100%	(2)
SMH Life Science Management, LLC	Delaware	99%	(2)
Signet Healthcare Partners, LLC	Delaware	50%	(2)
SMH PEG Management, LLC	Delaware	62.53%	(2)
SMH PEG Management II, LLC	Delaware	51.36%	(2)
SMH PE Management, LLC	Delaware	98%	(2)
SMH SPEADV, LLC	Delaware	100%
Select Sports Group Holdings, LLC	Texas	50.5%
Select Sports Group, Ltd.	Texas	50.5%
10 Sports Marketing GP, LLC	Delaware	50%
10 Sports Marketing, LP	Delaware	64.95%
PTC GP Management, LLC	Texas	50%	(2)
PTC – Houston Management, LP	Texas	42%	(2)
Corporate Opportunities Fund, L.P.	Delaware	0.339%	(3) (*)
Corporate Opportunities Fund (Institutional), L.P.	Delaware	0.0629%	(3) (*)
Life Sciences Opportunity Fund, L.P.	Delaware	16.4811%	(4) (*)
Life Sciences Opportunity Fund (Institutional), L.P.	Delaware	0.9901%	(4) (*)
Life Sciences Opportunities Fund II, L.P.	Delaware	0.5%	(5) (*)
Life Sciences Opportunities Fund II (Institutional), L.P.	Delaware	0.5%	(5) (*)
Investor Financial Solutions, LLC	California	51%
Global Financial Services, LLC	Texas	48.7%
GFS Advisors, LLC	Texas	50.1%

(1)	By The Edelman Financial Center, LLC
(2)	By Sanders Morris Harris Inc.
(3)	By SMM Corporate Management, LLC
(4)	By SMH Life Science Management, LLC
(5)	By Signet Healthcare Partners, LLC
(*)	Does not include any investment by the Company as a limited partner.